UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2023

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Chemours Company (the “Company”) held its annual meeting of shareholders on April 26, 2023 (the “Annual Meeting”).

At the Annual Meeting, shareholders:

•
elected all nine director nominees to serve a one-year term;
•
approved the Company’s annual “say-on-pay” vote on an advisory basis;
•
ratified PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

The final voting results for each proposal were as follows:

Proposal 1 – Election of Directors to Serve One-Year Term

Nominee	For	Against	Abstain	Total	Broker Non-Votes
Curtis V. Anastasio	107,854,520 (97.12%)	2,733,970	469,009	111,057,499	18,363,002
Mary B. Cranston	108,395,830 (97.60%)	2,205,276	456,396	111,057,502	18,362,999
Curtis J. Crawford	109,633,207 (98.72%)	1,101,759	322,536	111,057,502	18,362,999
Dawn L. Farrell	109,835,964 (98.90%)	886,086	335,451	111,057,501	18,363,000
Erin N. Kane	109,501,453 (98.60%)	1,345,577	210,472	111,057,502	18,362,999
Sean D. Keohane	108,652,406 (97.83%)	1,937,892	467,202	111,057,500	18,363,001
Mark E. Newman	110,182,323 (99.21%)	550,858	324,320	111,057,501	18,363,000
Guillaume Pepy	108,385,679 (97.59%)	2,336,154	335,668	111,057,501	18,363,000
Sandra P. Rogers	108,911,475 (98.07%)	1,646,276	499,745	111,057,496	18,363,005

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Total	Broker Non-Votes
106,793,855 (96.16%)	3,723,910	539,725	111,057,490	18,363,011

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Total	Broker Non-Votes
128,403,641 (99.21%)	785,881	230,979	129,420,501	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial Officer
Date:	April 27, 2023